Exhibit 99.17

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS OF OVINTIV INC.

On April 3, 2023, Ovintiv Inc. (“Ovintiv”) and NMB Seller Representative, LLC, representing the respective sellers including, Black Swan Oil & Gas, LLC, PetroLegacy II Holdings, LLC, Piedra Energy III Holdings, LLC and Piedra Energy IV Holdings, LLC (collectively the “Sellers”), which are portfolio companies of funds managed by EnCap Investments L.P (“EnCap”), entered into a definitive securities purchase agreement (the “Purchase Agreement”) whereby Ovintiv will purchase the outstanding equity interests of six Delaware limited liability companies including Black Swan Permian, LLC and Black Swan Operating, LLC (together, “Black Swan Combined”), PetroLegacy Energy II, LLC, PearlSnap Midstream, LLC, Piedra Energy III, LLC and Piedra Energy IV, LLC and associated subsidiaries (collectively, the “Permian LLCs”) along with other certain overriding royalties interests for approximately $4.3 billion, subject to closing adjustments under the Purchase Agreement. Upon closing, the acquisition will add approximately 1,050 net 10,000 foot well locations to Ovintiv’s Permian inventory and approximately 65,000 net acres in the core of the Midland Basin, strategically located in close proximity to Ovintiv’s current Permian operations.

The acquisition of the Permian LLCs will be accounted for as a single transaction because the Purchase Agreement was entered into at the same time and in contemplation of one another and form a single transaction designed to achieve an overall economic effect (“Permian Acquisition”). Upon consummation of the Permian Acquisition, the acquired Permian LLCs will be accounted for using the acquisition method of accounting with Ovintiv identified as the acquirer. Under the acquisition method of accounting, Ovintiv will record all assets acquired and liabilities assumed at their respective acquisition date fair values at the closing date.

The acquisition method of accounting is dependent upon certain valuations and other studies that are underway but have yet to progress to a stage where there is sufficient information for a definitive measure. The sources and amounts of transaction expenses may also differ from that assumed in the following pro forma adjustments. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair values as of the date of acquisition. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements are derived from the historical consolidated financial statements of Ovintiv and the Permian LLCs, adjusted to reflect the combination of Ovintiv and the Permian LLCs. Certain of the Permian LLCs historical amounts have been reclassified to conform to Ovintiv’s financial statement presentation. The Permian LLCs historical amounts have been derived from the audited and unaudited financial statements filed herewith as exhibits to this Current Report on Form 8-K. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 gives effect to the Permian Acquisition as if the acquisition had been completed on March 31, 2023. The unaudited pro forma condensed combined statement of earnings for the period ended March 31, 2023 and the year ended December 31, 2022 gives effect to the Permian Acquisition as if the acquisition had been completed on January 1, 2022.

The unaudited pro forma condensed combined financial statements reflect the following pro forma adjustments, based on available information and certain assumptions that Ovintiv believes are reasonable:

•	consideration consisting of i) the issuance of approximately 32.6 million shares of Ovintiv common stock and ii) $3.125 billion in cash;

•

the effects of debt financing including the Company’s revolving credit facility and the anticipated issuance of senior unsecured notes. Ovintiv expects to issue the senior unsecured notes at fixed interest rates and varying maturities with an estimated weighted average interest rate of 6.0%. The proceeds from the term loan under the Company’s revolving credit facility, as well as the anticipated senior notes, with various terms and maturity dates, will be used to fund the cash consideration of the Permian Acquisition;

•	the acquisition of Permian LLCs assets consisting primarily of oil and gas properties;

•	recognition of expenses and assumption of liabilities for transaction-related costs; and

•	the recognition of estimated tax impacts of the pro forma adjustments.

For income tax purposes, the Permian Acquisition will be treated as an asset purchase such that the tax bases in the assets and liabilities will generally reflect the allocated fair value at closing. Therefore, the Company does not anticipate a material tax consequence for deferred income taxes related to the Permian Acquisition.

The unaudited pro forma condensed combined financial statements do not reflect a pro forma adjustment related to the anticipated proceeds and sale of Ovintiv’s Bakken oil and gas properties (“Bakken Assets”), which is expected to close contemporaneously with the Permian Acquisition in June 2023. The Bakken Assets were determined to not be significant and comprise less than five percent of the Company’s total assets and revenue. However, the proceeds received from the sale of the Bakken Assets are expected to be $825 million, before closing adjustments, and will be used to fund the Permian Acquisition. The Bakken Assets will be purchased by Grayson Mill Bakken, LLC, also a portfolio company of funds managed by EnCap, under a separate purchase agreement. As a result, the debt financing used to fund the Permian Acquisition is expected to be $2.3 billion from the anticipated issuance of senior unsecured notes as compared to the $3.125 billion of debt financing reflected in the unaudited pro forma condensed combined financial statements.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements. In Ovintiv’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed combined financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes contained in Ovintiv’s Annual Report and on Form 10-K for the year ended December 31, 2022, the unaudited consolidated financial statements and accompanying notes contained in Ovintiv’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and the audited and unaudited financial statements and accompanying notes and statements of revenues and direct operating expenses, as applicable, of the associated Permian LLCs contained in Exhibits 99.1 to 99.16 of this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and are not intended to represent what Ovintiv’s financial position or results of operations would have been had the Permian Acquisition actually been consummated on the assumed dates, nor is it indicative of Ovintiv’s future financial position or results of operations. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the acquisition, including, but not limited to, the anticipated realization of ongoing savings from potential operating efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations. As a result, future results may vary significantly from the pro forma results reflected herein.

	Unaudited Pro Forma Condensed Combined Balance Sheet
	As of March 31, 2023
		Permian LLCs Historical					Pro Forma Adjustments
($ millions)	Ovintiv Historical	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Energy II, LLC	PearlSnap Midstream, LLC	Black Swan Combined(1)	Reclassification & Elimination Adjustments (Note 2)		Acquisition & Transaction Adjustments (Note 2)		Pro Forma Combined
Assets
Current Assets
Cash and cash equivalents	26	13	—	33	1	5	—		—		78
Accounts receivable and accrued revenues	1,277	—	—	—	1	33	112	a,b	—		1,423
Accounts receivable - oil & gas sales	—	27	8	72	—	—	(107)	a	—		—
Accounts receivable - joint interest owners	—	1	—	—	—	—	(1)	a	—		—
Accounts receivable - related parties	—	58	—	5	6	—	(69)	a	—		—
Prepaid expenses and other	—	—	—	1	—	1	(2)	a	—		—
Risk management	89	2	—	9	—	—	(11)	b	—		89
Income tax receivable	3	—	—	—	—	—	—		—		3

Total Current Assets	1,395	101	8	120	8	39	(78)		—		1,593
Property, Plant and Equipment, at cost:
Oil and natural gas properties, based on full cost accounting
Proved properties	58,002	403	209	1,018	—	—	1,198	a	678	c	61,508
Oil and natural gas property and equipment, net	—	—	—	—	—	712	(712)	a	—		—
Wells in progress	—	70	20	152	—	—	(242)	a	—		—
Lease and well equipment	—	89	54	—	—	—	(143)	a	—		—
Unproved properties	1,016	—	—	37	—	—	66	a	844	c	1,963
Tubular Stock	—	31	1	—	—	—	(32)	a	—		—
Construction in progress	—	—	—	—	4	—	(4)	a	—		—
Property plant &equipment	—	—	—	—	38	—	(38)	a	—		—
Other	910	—	—	—	—	—	32	a	—		942

Property, plant and equipment	59,928	593	284	1,207	42	712	125		1,522		64,413
Less: Accumulated depreciation, depletion and amortization	(50,017)	(129)	(35)	(230)	(4)	—	(108)		506		(50,017)

Property, plant and equipment, net	9,911	464	249	977	38	712	17		2,028		14,396
Land	—	—	—	—	3	—	(3)	a	—		—
Other Assets	1,009	—	—	2	—	—	(2)	a	—		1,009
Other PP&E	—	—	—	1	—	13	(14)	a	—		—
Risk Management	3	—	—	5	—	—	(5)	b	—		3
Deferred Financing Costs	—	1	1	—	—	—	2	a	(4)	c	—
Deferred Income Taxes	221	—	—	—	—	—	—		—		221
Goodwill	2,584	2	—	—	—	—	—		(2)	c	2,584

Total Assets	15,123	568	258	1,105	49	764	(83)		2,022		19,806

(1)

Comprises the combined financial information of Black Swan Permian, LLC and Black Swan Operating, LLC (“Black Swan Combined”). The financial information related to Certain Interests in 1025 Investments, LLC has been prepared in a Statement of Revenues and Direct Operating Expenses and is presented in the Unaudited Pro Forma Condensed Combined Statement of Earnings.

	Unaudited Pro Forma Condensed Combined Balance Sheet
	As of March 31, 2023
		Permian LLCs Historical					Pro Forma Adjustments
($ millions)	Ovintiv Historical	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Energy II, LLC	PearlSnap Midstream, LLC	Black Swan Combined (1)	Reclassification & Elimination Adjustments (Note 2)		Acquisition & Transaction Adjustments (Note 2)		Pro Forma Combined
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	1,872	56	—	62	1	28	214	a,b	95	c,e	2,328
Related party payable	—	—	111	12	4	4	(131)	a	—		—
Accrued liabilities	—	—	—	—	—	42	(42)	a	—		—
Accrued expenses	—	—	—	—	1	—	(1)	a	—		—
Accrued capital expenses	—	—	—	54	—	—	(54)	a	—		—
Revenue payable	—	12	—	36	—	6	(54)	a	—		—
Current portion of operating lease liabilities	88	—	—	—	—	—	—		—		88
Incomes tax payable	47	—	—	—	—	—	—		—		47
Risk management	45	—	—	7	—	—	(7)	b	—		45
Current portion of asset retirement obligation	—	—	—	3	—	—	(3)	a	—		—
Current portion of long-term debt	580	—	—	—	—	—	—		—		580

Total Current Liabilities	2,632	68	111	174	6	80	(78)		95		3,088
Long-Term Debt	3,176	100	55	224	—	—	(379)	b	3,106	f	6,282
Operating Lease Liabilities	809	—	—	—	—	—	—		—		809
Other Liabilities and Provisions	116	—	—	—	—	—	—		6	c	122
Risk Management	22	—	—	4	—	—	(4)	b	—		22
Asset Retirement Obligation	276	13	1	12	—	6	—		(14)	c	294
Deferred Income Taxes	198	2	1	3	—	—	4	a	(10)	c	198

Total Liabilities	7,229	183	168	417	6	86	(457)		3,183		10,815
Shareholders’ Equity
Members’ equity	—	385	90	688	43	678	—		(1,884)	d	—
Share capital	3	—	—	—	—	—	—		—	g	3
Paid in surplus	7,555	—	—	—	—	—	—		1,174	g	8,729
Retained earnings (Accumulated deficit)	(655)	—	—	—	—	—	—		(77)	e	(732)
Accumulated other comprehensive income	991	—	—	—	—	—	—		—		991

Total Shareholders’ Equity	7,894	385	90	688	43	678	—		(787)		8,991

Total Liabilities and Shareholders’ Equity	15,123	568	258	1,105	49	764	(457)		2,396		19,806

(1)

Comprises the combined financial information of Black Swan Permian, LLC and Black Swan Operating, LLC (“Black Swan Combined”). The financial information of Certain Interests in 1025 Investments, LLC has been prepared as a Statement of Revenues and Direct Operating Expenses and is presented in the Unaudited Pro Forma Condensed Combined Statement of Earnings.

	Unaudited Pro Forma Condensed Combined Statement of Earnings
	For the Three Months Ended March 31, 2023
		Permian LLCs Historical						Pro Forma Adjustments
($ millions, except per share amounts)	Ovintiv Historical	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Energy II, LLC	PearlSnap Midstream, LLC	Black Swan Combined	Interests in 1025 Investments, LLC(1)	Reclassification & Elimination Adjustments (Note 3)		Acquisition & Transaction Adjustments (Note 3)		Pro Forma Combined
Revenues
Product and service revenues	2,592	—	—	—	—	82	3	218	a	—		2,895
Oil & condensate	—	81	17	111	—	—	—	(209)	a	—		—
Natural gas	—	2	—	2	—	—	—	(4)	a	—		—
Natural gas liquids	—	—	—	4	—	—	—	(4)	a	—		—
Gains (losses) on risk management, net	(58)	1	—	—	—	—	—	7	a	—		(50)
Sublease revenues	17	—	—	—	—	—	—	—		—		17
Produced water handling - related parties	—	—	—	—	5	—	—	(5)	a,b	—		—
Water solutions - related parties	—	—	—	—	3	—	—	(3)	a,b	—		—

Total Revenues	2,551	84	17	117	8	82	3	—		—		2,862
Operating Expenses
Production, mineral and other taxes	84	4	1	5	—	4	—	—		—		98
Transportation and processing	455	—	—	—	—	—	—	—		—		455
Operating	206	7	1	25	2	10	—	(3)	b	—		248
Purchased product	701	—	—	—	—	—	—	—		—		701
Depreciation, depletion and amortization	364	21	35	26	—	34	—	—		(11)	d	469
Accretion of asset retirement obligation	5	—	—	—	—	—	—	—		—		5
Administrative	58	—	1	1	—	1	—	—		—		61

Total Operating Expenses	1,873	32	38	57	2	49	—	(3)		(11)		2,037

Operating Income (Loss)	678	52	(21)	60	6	33	3	3		11		825

Other (Income) Expenses
(Gain) Loss on derivative contracts, net	—	—	—	(7)	—	—	—	7	a	—		—
Interest	71	2	1	4	—	—	—	—		37	e	115
Foreign exchange (gain) loss, net	(3)	—	—	—	—	—	—	—		—		(3)
Other (gains) losses, net	(3)	—	—	—	—	—	—	—		—		(3)

Total Other (Income) Expenses	65	2	1	(3)	—	—	—	7		37		109

Net Earnings (Loss) Before Income Tax	613	50	(22)	63	6	33	3	(4)		(26)		716
Income tax expense (recovery)	126	—	1	1	—	1	—	—		18	g	147

Net Earnings (Loss)	487	50	(23)	62	6	32	3	(4)		(44)		569

Net Earnings Per Common Share
Basic	1.99										h	2.05
Diluted	1.97										h	2.03
Weighted Average Common Shares Outstanding (millions)
Basic	244.3									32.6	h	276.9
Diluted	247.7									32.6	h	280.3

(1)	Certain Interests in 1025 Investments, LLC to be acquired by Ovintiv USA Inc. (“Interests in 1025 Investments, LLC”).

	Unaudited Pro Forma Condensed Combined Statement of Earnings
	For the Year Ended December 31, 2022
		Permian LLCs Historical						Pro Forma Adjustments
($ millions, except per share amounts)	Ovintiv Historical	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Combined (1)	PearlSnap Midstream, LLC	Black Swan Combined	Interests in 1025 Investments, LLC	Reclassification & Elimination Adjustments (Note 3)		Acquisition & Transaction Adjustments (Note 3)		Pro Forma Combined
Revenues
Product and service revenues	14,263	—	—	—	—	220	6	719	a	—		15,208
Oil & condensate		262	1	418	—	—	—	(681)	a	—		—
Natural gas		10	—	9	—	—	—	(19)	a	—		—
Natural gas liquids		—	—	14	—	—	—	(14)	a	—		—
Gains (losses) on risk management, net	(1,867)	(10)	—	—	—	—	—	(36)	a	—		(1,913)
Sublease revenues	68	—	—	—	—	—	—	—		—		68
Loss on sale of properties	—	(1)	—	—	—	—	—	—		1	c	—
Produced water handling	—	—	—	—	1	—	—	(1)	a,b	—		—
Produced water handling - related parties	—	—	—	—	10	—	—	(10)	a,b	—		—
Water solutions - related parties	—	—	—	—	10	—	—	(10)	a,b	—		—

Total Revenues	12,464	261	1	441	21	220	6	(52)		1		13,363

Operating Expenses
Production, mineral and other taxes	415	13	—	21	—	11	—	—		—		460
Transportation and processing	1,786	—	—	—	—	—	—	—		—		1,786
Operating	802	30	1	45	6	36	—	(6)	b	—		914
Purchased product	4,055	—	—	—	—	—	—	—		—		4,055
Depreciation, depletion and amortization	1,113	49	—	123	1	61	—	—		134	d	1,481
Accretion of asset retirement obligation	18	1	—	—	—	—	—	—		—		19
Administrative	422	2	2	4	2	5	—	—		77	f	514

Total Operating Expenses	8,611	95	3	193	9	113	—	(6)		211		9,229

Operating Income (Loss)	3,853	166	(2)	248	12	107	6	(46)		(210)		4,134

Other (Income) Expenses
Loss on derivative contracts	—	—	—	36	—	—	—	(36)	a	—		—
Interest	311	5	—	9	—	—	—	—		170	e	495
Foreign exchange (gain) loss, net	15	—	—	—	—	—	—	—		—		15
Other (gains) losses, net	(33)	—	—	—	—	—	—	—		—		(33)

Total Other (Income) Expenses	293	5	—	45	—	—	—	(36)		170		477

Net Earnings (Loss) Before Income Tax	3,560	161	(2)	203	12	107	6	(10)		(380)		3,657
Income tax expense (recovery)	(77)	1	—	2	—	3	—	—		15	g	(56)

Net Earnings (Loss)	3,637	160	(2)	201	12	104	6	(10)		(395)		3,713

Net Earnings Per Common Share
Basic	14.34										h	12.97
Diluted	14.08										h	12.76
Weighted Average Common Shares Outstanding (millions)
Basic	253.6									32.6	h	286.2
Diluted	258.4									32.6	h	291.0

(1)	Comprises the combined financial information of PetroLegacy Energy II, LLC and Certain Interests in Peacemaker Royalties, LP (“PetroLegacy Combined”).

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information has been derived from the historical consolidated financial statements of Ovintiv and the historical financial information of the Permian LLCs in accordance with Article 11 of the Securities and Exchange Commission’s (“SEC”) Regulation S-X. Certain of the Permian LLCs historical amounts have been reclassified to conform to Ovintiv’s financial statement presentation. The unaudited pro forma condensed combined balance sheet as of March 31, 2023 give effect to the Permian Acquisition and the related financing transactions as if they had occurred on March 31, 2023. The unaudited pro forma condensed combined statements of earnings for the period ended March 31, 2023 and the year ended December 31, 2022 give effect to the Permian Acquisition and the related financing transactions as if they had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Ovintiv believes are reasonable. However, actual results may differ from those reflected in these statements. In Ovintiv’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma condensed combined statements do not purport to represent what the financial position or results of operations would have been if the Permian Acquisition and the related financing transactions had actually occurred on the dates indicated above, nor are they indicative of Ovintiv’s future financial position or results of operations. No adjustments have been made to the pro forma financial information to reflect costs savings or synergies that may be obtained as a result of the Permian Acquisition described herein.

The unaudited pro forma condensed combined financial information includes adjustments to conform the Permian LLCs accounting policies to Ovintiv’s accounting policies, including adjusting the Permian LLCs oil and gas properties to the full cost method. The Permian LLCs follow the successful efforts method of accounting for oil and gas properties, while Ovintiv follows the full cost method of accounting for oil and gas properties. Certain costs that are expensed under the successful efforts method are capitalized under the full cost method, including unsuccessful exploration drilling costs, geological and geophysical costs, delay rentals on leases and administrative expenses directly related to exploration and development activities. Under the full cost method of accounting, property acquisition costs, costs of wells, related equipment and facilities and future development costs are all included in a single full cost pool, which is amortized on a units-of-production basis over total proved reserves. Under the successful efforts method of accounting, property acquisition costs are amortized on a units-of-production basis over total proved reserves, while costs of wells and related equipment and facilities are amortized on a units-of-production basis over proved developed reserves. Under the full cost method of accounting, proceeds from the divestiture of properties are normally deducted from the full cost pool without recognition of a gain or loss unless the deduction significantly alters the relationship between capitalized costs and proved reserves in the cost center, in which case a gain or loss is recognized in net earnings. Under the successful efforts method of accounting, gains or losses are recognized on divestitures of properties.

Note 2 — Unaudited Pro Forma Condensed Combined Balance Sheet

The Permian Acquisition will be accounted for using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price is based upon Ovintiv management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed, using currently available information. While the valuation procedures are currently in process, Ovintiv uses a discounted cash flow model in determining the fair value of the oil and gas properties. Significant inputs into the calculation include future commodity prices, estimated volumes of oil and gas reserves, expectations for timing and amount of future development and operating costs, future plugging and abandonment costs and a risk adjusted discount rate. The current preliminary purchase price allocation is based on a preliminary discounted cash flow analysis. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts.

The preliminary purchase price allocation is subject to change as a result of several factors, including but not limited to changes between the estimated and final fair value of the Permian LLCs assets acquired and liabilities assumed presented in this Current Report on Form 8-K and the closing date of the Permian Acquisition.

The preliminary consideration transferred, fair value of assets acquired and liabilities assumed were calculated as follows:

($ millions)
Consideration
Cash	3,125
Fair value of Ovintiv common stock to be issued (1)	1,174

Total Consideration	4,299
Fair Value of Assets Acquired
Cash and cash equivalents	52
Accounts receivable and accrued revenues	146
Proved property	3,506
Unproved property	947
Other property plant and equipment	32

Fair Value of Liabilities Assumed
Accounts payable and accrued liabilities	(358)
Asset retirement obligations	(20)
Other non-current liabilities	(6)

Net Assets Acquired and Liabilities Assumed	4,299

(1)	Based on 32.6 million Ovintiv common stock at $35.95 per share (closing price as of May 1, 2023 on the NYSE).

The final value of total consideration paid by Ovintiv will be determined based on the aggregate amount of purchase price adjustments calculated in accordance with the Purchase Agreement, the resulting number of Ovintiv shares issued based on said purchase price adjustments and the market price of Ovintiv’s common share at the closing date of the Permian Acquisition.

The following adjustments have been made to the accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2023:

(a)	Reflects reclassification of the Permian LLCs amounts presented to conform to Ovintiv’s presentation:

•	Receivables from oil & gas sales, joint interest owners, related parties and Prepaid expenses to Accounts receivable and accrued revenues;

•	Related party payables from Accounts receivable and accrued revenues to Accounts payable and accrued liabilities;

•

Capital costs from wells in progress, lease and well equipment, and salt water and disposal well related infrastructure to Proved properties which reflects harmonization to Ovintiv’s full cost accounting policy;

•	Tubular stock to capital spares in Other property plant and equipment;

•	Other Assets to Deferred Financing Costs;

•	Accrued liabilities, expenses, capital expenses, Revenue payable, Related party payable and Current portion of asset retirement obligation to Accounts payable and accrued liabilities; and

•	Deferred income taxes from Accounts payable and accrued liabilities.

(b)

Reflects the elimination of historical related party transactions between the Permian LLCs acquired that would be treated as intercompany transactions on a consolidated basis and reflects elimination of assets and liabilities retained by the respective Sellers.

(c)	The estimated fair value of the assets acquired and liabilities assumed resulted in the following purchase price allocation adjustments:

•	$2 billion increase in the Permian LLCs net book basis of oil and gas properties and other property plant and equipment;

•	$4 million decrease in deferred financing costs and a $2 million decrease in historical goodwill;

•	$15 million decrease in asset retirement obligations; and

•	$6 million increase in other liabilities and provisions and a $10 million decrease in the deferred income tax liability.

(d)	Reflects the elimination of the Permian LLCs historical equity balances in accordance with the acquisition method of accounting.

(e)

Reflects the impact of estimated bridge financing, financial advisor, legal and accounting fees that are not capitalized as part of the transaction. Any such charge could affect the future results of the post-acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the transaction. Accordingly, the pro forma statements of the unaudited balance sheet and earnings reflect an estimated accrual for the effects of these nonrecurring charges, which are not included in the historical statements of operations of Ovintiv for the historical periods presented.

(f)	Reflects debt financing of $3.125 billion to finance the Permian Acquisition and estimated debt issuance costs of $19 million.

The unaudited pro forma condensed combined financial statements do not reflect a pro forma adjustment related to the anticipated proceeds and sale of Ovintiv’s Bakken Assets, which is expected to close contemporaneously with the Permian Acquisition in June 2023. Proceeds from the sale of the Bakken Assets are expected to be $825 million, before closing adjustments, and will be used to fund the Permian Acquisition. As a result, the debt financing used to fund the Permian Acquisition is expected to be $2.3 billion from the anticipated issuance of senior unsecured notes.

(g)	Reflects the increase in Ovintiv’s common stock, resulting from the issuance of Ovintiv common stock to the Permian LLCs to effect the transaction as follows (in millions):

Ovintiv common stock issued	32.6
NYSE closing price per share of Ovintiv common stock on May 1, 2023	$35.95

Fair value of Ovintiv common stock issued	$1,174

Note 3. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Earnings

The following adjustments have been made to the accompanying unaudited pro forma condensed combined statements of earnings for the period ended March 31, 2023 and the year ended December 31, 2022:

(a)	Reflects reclassification of the Permian LLCs amounts presented to conform to Ovintiv’s presentation:

•	Revenues from Oil & condensate, Natural gas, Natural gas liquids gas sales, sales from Produced water and Water solutions to Product and service revenues; and

•	(Gain) Loss on derivative contracts, net reclassified to Gains (losses) on risk management.

(b)	Reflects the elimination of historical related party transactions between the Permian LLCs acquired that would be treated as intercompany transactions on a consolidated basis.

(c)	Reflects the harmonization of accounting policies, whereby proceeds from divestiture of properties are deducted from the full cost pool without recognition of a gain or loss.

(d)

Reflects the harmonization of accounting policies, whereby Depreciation, depletion and amortization expense is calculated using Ovintiv’s depletion rate calculated under the full cost method of accounting for oil and gas properties based on the preliminary purchase price allocation.

(e)

Reflects interest expense, net of capitalized amounts, calculated using a weighted average effective interest rate of 6.0% resulting from the anticipated borrowings under Ovintiv’s senior notes that are expected to be issued and will be used to fund the Permian Acquisition. Interest expense associated with the anticipated senior notes was calculated utilizing expected fixed coupon rates of the respective senior notes. A 0.25 percent change in the assumed interest rate of the notes would increase or decrease the interest expense by $2.0 million for the period ended March 31, 2023 and $7.8 million for the year ended December 31, 2022.

The unaudited pro forma condensed combined financial statements do not reflect a pro forma adjustment related to the anticipated proceeds and sale of Ovintiv’s Bakken Assets, which is expected to close contemporaneously with the Permian Acquisition in June 2023. Proceeds from the sale of the Bakken Asset are expected to be $825 million, before closing adjustments, and will be used to fund the Permian Acquisition. As a result, the debt financing used to fund the Permian Acquisition is anticipated to be $2.3 billion from the Company’s anticipated senior unsecured note issuances.

(f)

Reflects the impact of estimated bridge financing, financial advisor, legal and accounting fees that are not capitalized as part of the transaction. Any such charge could affect the future results of the post acquisition company in the period in which such charges are incurred; however, these costs are not expected to be incurred in any period beyond twelve months from the closing date of the transaction. Accordingly, the pro forma statements of the unaudited balance sheet and earnings reflect an estimated accrual for the effects of these nonrecurring charges, which are not included in the historical statements of operations of Ovintiv for the historical periods presented.

(g)

Reflects the approximate income tax effects of the pro forma adjustments presented. The tax rate applied to the pro forma adjustments was the statutory federal and apportioned statutory state tax rate, net of the federal benefit of state taxes, applied to pre-tax income.

(h)	Reflects Ovintiv’s common stock issued to the Permian LLCs.

SUPPLEMENTAL PRO FORMA OIL, NATURAL GAS LIQUIDS AND NATURAL GAS RESERVES INFORMATION AS OF DECEMBER 31, 2022

The following tables present the estimated pro forma combined net proved developed and undeveloped, oil, natural gas liquids and natural gas reserves as of December 31, 2022, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2022. The pro forma reserve information set forth below gives effect to the Permian Acquisition as if the transaction had occurred on January 1, 2022. The below does not include the sale of the Bakken Assets, as the divestiture is less than 7 percent of Ovintiv’s historical total U.S. proved reserves.

The following estimates of the net proved oil and natural gas reserves of Ovintiv’s oil and gas properties as of December 31, 2022 are based on evaluations prepared by Ovintiv’s internal qualified reserves evaluators. In 2022, Netherland, Sewell & Associates, Inc. audited 36 percent of Ovintiv’s estimated U.S. proved reserve volumes and McDaniel & Associates Consultants Ltd. audited 26 percent of the Company’s estimated Canadian proved reserve volumes. The following estimates of the net proved oil and natural gas reserves of the Permian LLCs oil and gas properties are as of December 31, 2022 and were prepared as follows: i) PetroLegacy Energy II, LLC - Cawley, Gillespie & Associates, Inc.; ii) Black Swan Permian, LLC and Certain Interests in 1025 Investments, LLC Royalty Interest - Laroche Petroleum Consultants, Ltd.; and iii) Piedra Energy III, LLC and Piedra Energy IV, LLC - Russell K. Hall and Associates, Inc. All reserves information presented herein was prepared in accordance with applicable SEC regulations.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. The following reserve data represents estimates only and should not be construed as being precise. The assumptions used in preparing these estimates may not be realized, causing the quantities of oil and gas that are ultimately recovered, the timing of the recovery of oil and gas reserves, the production and operating costs incurred and the amount and timing of future development expenditures to vary from the estimates presented herein. Actual production, revenues and expenditures with respect to reserves will vary from estimates and the variances may be material.

These estimates were calculated using the 12-month average of the first day of the month reference prices as adjusted for location and quality differentials. Any significant price changes will have a material effect on the quantity and present value of the reserves. These estimates depend on a number of variable factors and assumptions, including historical production from the area compared with production from other comparable producing areas, the assumed effects of regulations by governmental agencies, assumptions concerning future oil and gas prices, and assumptions concerning future operating costs, transportation costs, severance and excise taxes, development costs and workover and remedial costs.

The following estimated pro forma combined net proved developed and undeveloped oil, natural gas liquids and natural gas reserves is not necessarily indicative of the results that might have occurred had the Permian Acquisition been completed on January 1, 2022 and is not intended to be a projection of future results. As a result, future results may vary significantly from the pro form results reflected herein.

	Oil (MMbbls) (1)
		As Reported
	Historical Ovintiv U.S.	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Energy II, LLC Combined	Black Swan Combined	Interests in 1025 Investments, LLC	Pro Forma Combined U.S.	Historical Ovintiv Canada	Pro Forma Combined
Balance—December 31, 2021	557.5	21.3	—	46.9	19.7	0.7	646.1	1.1	647.2
Revisions and improved recovery	(65.1)	(2.9)	—	4.3	(0.1)	—	(63.8)	(0.3)	(64.1)
Extensions and discoveries	95.2	54.8	16.9	33.6	36.4	1.4	238.3	—	238.3
Purchases of reserves in place	15.8	—	—	—	0.1	—	15.9	—	15.9
Sale of reserves in place	(20.2)	—	—	(0.3)	—	—	(20.5)	(0.6)	(21.1)
Production	(48.0)	(2.9)	—	(4.4)	(2.3)	(0.1)	(57.7)	—	(57.7)

Balance—December 31, 2022	535.2	70.3	16.9	80.1	53.8	2.0	758.3	0.1	758.4

Proved developed reserves as of
December 31, 2021	291.0	14.4	—	13.0	3.3	0.1	321.8	0.7	322.5
December 31, 2022	257.2	16.3	9.0	36.1	14.0	0.5	333.1	0.1	333.2
Proved undeveloped reserves as of
December 31, 2021	266.6	6.9	—	33.9	16.4	0.6	324.4	0.3	324.7
December 31, 2022	278.0	54.0	7.9	44.0	39.8	1.5	425.2	—	425.2

(1)	Numbers may not add due to rounding.

	Natural Gas Liquids (MMbbls) (1)
		As Reported
	Historical Ovintiv U.S.	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Energy II, LLC Combined	Black Swan Combined	Interests in 1025 Investments, LLC	Pro Forma Combined U.S.	Historical Ovintiv Canada	Pro Forma Combined
Balance—December 31, 2021	434.7	—	—	6.3	5.9	0.2	447.1	170.0	617.1
Revisions and improved recovery	2.9	—	—	1.4	(0.8)	—	3.5	(36.0)	(32.5)
Extensions and discoveries	37.2	—	—	6.7	13.7	0.5	58.1	31.3	89.4
Purchases of reserves in place	13.7	—	—	—	—	—	13.7	1.7	15.4
Sale of reserves in place	(0.7)	—	—	—	—	—	(0.7)	(0.6)	(1.3)
Production	(29.9)	—	—	(0.4)	(0.2)	—	(30.5)	(17.3)	(47.8)

Balance—December 31, 2022	457.8	—	—	14.0	18.6	0.7	491.1	149.0	640.1

Proved developed reserves as of
December 31, 2021	264.3	—	—	1.5	0.5	—	266.3	84.5	350.8
December 31, 2022	288.3	—	—	5.2	3.5	0.1	297.1	71.2	368.3
Proved undeveloped reserves as of
December 31, 2021	170.5	—	—	4.8	5.4	0.2	180.9	85.4	266.3
December 31, 2022	169.5	—	—	8.8	15.1	0.6	194.0	77.8	271.8

	Natural Gas (Bcf) (1)
		As Reported
	Historical Ovintiv U.S.	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Energy II, LLC Combined	Black Swan Combined	Interests in 1025 Investments, LLC	Pro Forma Combined U.S.	Historical Ovintiv Canada	Pro Forma Combined
Balance—December 31, 2021	2,536	50	—	38	26	1	2,651	4,033	6,684
Revisions and improved recovery	38	(25)	—	3	(5)	—	11	(582)	(571)
Extensions and discoveries	237	121	34	34	56	2	484	1,005	1,489
Purchases of reserves in place	72	—	—	—	—	—	72	16	88
Sale of reserves in place	(5)	—	—	—	—	—	(5)	(16)	(21)
Production	(180)	(2)	—	(2)	(1)	—	(185)	(366)	(551)

Balance—December 31, 2022	2,698	144	34	73	76	3	3,028	4,090	7,118

Proved developed reserves as of
December 31, 2021	1,621	32	—	9	2	—	1,664	2,490	4,154
December 31, 2022	1,755	25	17	28	14	1	1,840	2,276	4,116
Proved undeveloped reserves as of
December 31, 2021	915	18	—	29	24	1	987	1,543	2,530
December 31, 2022	943	119	17	45	62	2	1,188	1,814	3,002

(1)	Numbers may not add due to rounding.

The pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas liquids and natural gas reserves as of December 31, 2022 is as follows:

		As Reported
($ millions)	Historical Ovintiv U.S.	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Energy II, LLC Combined	Black Swan Combined	Interests in 1025 Investments, LLC	Pro Forma Combined U.S.	Historical Ovintiv Canada	Pro Forma Combined
Future cash inflows	74,567	7,627	1,925	8,605	6,303	233	99,260	29,149	128,409
Less future:
Production costs	17,043	1,694	430	2,136	1,308	15	22,626	8,173	30,799
Development costs	8,951	1,131	265	949	935	—	12,231	2,142	14,373
Income taxes	9,333	40	10	45	33	1	9,462	4,182	13,644

Future net cash flows	39,240	4,762	1,220	5,475	4,027	217	54,941	14,652	69,593
Less 10% annual discount for estimated timing of cash flows	20,272	2,465	536	2,426	1,827	94	27,620	6,121	33,741

Discounted future net cash flows	18,968	2,297	684	3,049	2,200	123	27,321	8,531	35,852

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil, natural gas liquids and natural gas reserves for the year ended December 31, 2022 are as follows:

		As Reported
($ millions)	Historical Ovintiv U.S.	Piedra Energy III, LLC	Piedra Energy IV, LLC	PetroLegacy Energy II, LLC Combined	Black Swan Combined	Interests in 1025 Investments, LLC	Pro Forma Combined U.S.	Historical Ovintiv Canada	Pro Forma Combined
Balance, beginning of year—January 1, 2022	14,291	642	—	1,078	461	31	16,503	4,484	20,987
Changes resulting from:
Sales of oil and gas produced during the year	(5,007)	(229)	—	(379)	(170)	(8)	(5,793)	(2,333)	(8,126)
Discoveries and extensions, net of related costs	2,735	1,567	690	1,232	1,379	84	7,687	2,635	10,322
Purchases of proved reserves in place	661	—	—	3	1	—	665	58	723
Sales and transfers of proved reserves in place	(278)	—	—	(5)	—	—	(283)	(28)	(311)
Net change in prices and production costs	9,059	321	—	788	384	15	10,567	5,532	16,099
Revisions to quantity estimates	(712)	(186)	—	227	(41)	(2)	(714)	(961)	(1,675)
Accretion of discount	1,630	65	—	109	47	3	1,854	545	2,399
Development costs incurred during the period	1,475	132	—	224	172	—	2,003	339	2,342
Changes in estimated future development costs	(2,965)	—	—	(95)	(15)	—	(3,075)	(303)	(3,378)
Other	(2)	—	—	(118)	(4)	—	(124)	—	(124)
Net change in income taxes	(1,919)	(15)	(6)	(15)	(14)	—	(1,969)	(1,437)	(3,406)

Balance, end of year—December 31, 2022	18,968	2,297	684	3,049	2,200	123	27,321	8,531	35,852